EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statements No. 333-17281, No. 333-17283, and 333-44249 of ACI Telecentrics Incorporated on Form S-8 of our report dated March 27, 2002 appearing in this Annual Report on Form 10-KSB of ACI Telecentrics, Incorporated for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP


Minneapolis, Minnesota
March 27, 2002